Exhibit 23
                                                    CONSENT OF BAYLOR AND BACKUS

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-63187) of State of Franklin Bancshares, Inc. of our report dated March 26, 2002 which appears in Registrant's Annual Report on Form 10-KSB for the year ended December 31, 2002.




/s/ BAYLOR AND BACKUS


Johnson City, Tennessee
March 27, 2003